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                                                                   EXHIBIT 10.22

                                   AGREEMENT

          This Agreement is made and entered into this 1st day of June, 1998, by and among Nancy Snyderman, MD (Snyderman) and Empower Health Corporation, a Texas Corporation (EHC).

                                  WITNESSETH

          Whereas, Snyderman wishes to assist EHC in the development of a consumercentric healthcare management information system on the Internet, which is described in the EHC Business Plan.

          NOW, THEREFORE for and in consideration of the premises, and the mutual covenants and promises herein set forth, the parties hereto hereby agree as follows:

     1. Terms and Termination. The term of this Agreement will begin effective on the date hereof and will extend for an initial term of three (3) years. Unless otherwise terminated as provided for below, the Agreement will automatically renew for consecutive three-year terms. The Agreement may be terminated by either party upon written notice sixty (60) days before the expiration of any Term. This Agreement may also be terminated by either party in the event of a breach or default by the other party. Provided termination is not the result of a breach or default by EHC, EHC shall have the right on a non-exclusive basis for two (2) years following termination of the initial Term and any subsequent Term thereafter to rebrand and promote Snyderman's Name. In the event that termination occurs as a result of a breach or default by either party all rights to use the Snyderman Name shall cease immediately upon termination.

     2. Right to Use Services. During the Term and subject to all other provisions of this Agreement, Snyderman agrees that EHC shall have the right to use the Snyderman name, image or likeness on the Internet in connection with the Company's healthcare related software services and programs (collectively, the "programs") in accordance with Clause 5 below.

     3. Compensation. For all rights and privileges and services rendered or provided for hereunder by Snyderman, EHC shall grant to Snyderman, an option to acquire 24,000 shares of the common stock of Empower Health Corporation at a strike price of $1.17 per share.

     4. Competitive Protection. Effective as of the date of this Agreement and continuing throughout the Term, Snyderman agrees that, other than those obligations which are so stated in an agreement(s) which she is a party to and which was executed prior to the effective date of this Agreement, and, except as provided for herein, Snyderman will not render services in the form of advertising and/or publicizing of any programs, products or services which are directly competitive with EHC's Internet based programs nor will Snyderman permit or authorize the use of the Snyderman name and/or likeness (photograph and/or drawing), voice, signature and/or endorsement in connection with any such competitive programs on the Internet.

          (i) Snyderman shall not participate in the development, production or promotion of any competitive internet programs during the term of this Agreement, or any subsequent terms of this Agreement, and for a period of one
(1) year thereafter except as provided for above.
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     5.   Right of Review. Each program developed by EHC utilizing Snyderman's name and/or likeness shall be subject to Snyderman's prior review and written approval, which approval shall not be unreasonably withheld and shall be rendered within ten (10) working days of receipt of the program. EHC and Snyderman agree herein that Snyderman shall have the right to review all aspects of those programs bearing her name and likeness, including:

          (i) Content and format, including manuscripts and other written materials including drafts and the final version.

          (ii)    Extent and content of all medical and technical information.

          (iii)   Program Title.

          (iv)    Credit.

          (v) Means of advertising, promoting and selling programs, including the Snyderman name.

          (vi) All advertising and promotional materials created, developed or used in connection with the programs.

          (vii)   Any use of the Snyderman Name.

          (viii)  Any use not expressly contemplated by this Agreement.

EHC and Snyderman shall work together to establish systems and procedures for updating the program based on advances in the field of medicine.

     6. Development Costs. All costs related to the development of any programs which utilize Snyderman's name and/or likeness, shall be at EHC's expense; more specifically, air travel shall be first class; lodging shall be selected by Snyderman, and other expenses directly related to the promotion of EHC's programs utilizing Snyderman's name and/or likeness, shall also be at EHC's expense and shall be reimbursed within two (2) weeks of receipt by EHC of expense reports related thereto.

     7. Default Provisions. In the event that either party to this Agreement defaults on any obligation contained herein, then the other party may, by giving written notice to such effect to the defaulting Party, terminate this Agreement as of the date specified in such notice of termination.

     8. Obligations Limited to Grant of Options. The obligations to Snyderman hereunder shall be fully performed and discharged as stipulated in Sections 3 and 6 and those obligations that arise pursuant to the provisions for indemnification contained in Section 9(a). It is understood that Snyderman is not an employee of EHC and shall not be entitled to any rights or benefits granted to employees of EHC and by reason of the rendering hereunder of services by Snyderman.

     9. Covenants and EHC. EHC covenants and agrees that it will not knowingly permit,

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do or commit any act or thing that would degrade, tarnish or depreciate
Snyderman or the Snyderman public image in society or standing the in community, or prejudice Snyderman.

     10. Indemnity. EHC agrees to indemnify and hold harmless Snyderman, her employees, assignees and heirs against any and all claims, damages, liabilities (including, but not limited to, liability for personal injury and liability for breach of confidentiality), costs and expenses, including without limitation, reasonable legal fees and costs arising out of the use of any material furnished by EHC and Dr. Snyderman in connection with the services performed, or resulting from any third party action of any kind, or resulting in any way from the viewing of EHC program on the Internet pursuant to this Agreement, or incurred for or by reason of the breach of EHC of any of the obligations, warranties, agreements, covenants of representations herein contained. Snyderman shall provide prompt written notice of any claim hereunder and EHC shall have the right to defend same.

     11. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be hand delivered or sent next day delivery by a company where a receipt is given to the address as follows:

          To:     Empower Health Corporation
                  Attention:  Donald Hackett, President
                  8920 Business Park Drive
                  Longhorn Suite #200
                  Austin, TX 78759

          To:     Nancy Snyderman, MD
                  80 Laurel Grove
                  Ross, CA 94957

          Any such notice, direction or other instrument aforesaid, if delivered shall be deemed to have been given or made on the date on which it was delivered or if sent next day delivery shall be deemed to have been given or made on the day following the day on which it was sent provided that any one of the parties hereto may change its address by written notice to the other according to the terms hereof and in such event this paragraph shall be deemed to be amended accordingly.

     12.  Other Representatives and Warranties

          By Snyderman. Snyderman represents and warrants that she has the right to enter into this Agreement and that she is free to grant the rights granted herein.

          By Empower Health Corporation.  EHC represents and warrants that:


          1. It has the right to enter into this Agreement and that it has the right to grant to Snyderman the option to acquire 24,000 shares of EHC common stock as is so stated in Clause 3 herein.

          2. The programs will not infringe the copyright, trade secret, or property rights of any third party.

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          3.      All aspects of the programs, distribution and promotion of the programs shall, comply with all applicable laws and regulations.

          4. It is not a party to any agreement that will be breached by or that prohibits its entering into or performing this Agreement.

     13. Trademark Assignment and License. EHC represents and warrants that it has filed applications based on actual use with the United States Trademark Office to register the marks of "Ask Dr. Nancy Snyderman" and other programs which will include the Snyderman name and/or likeness (hereinafter the "Trademarks") for the goods and services described herein. Upon execution of this Agreement, EHC hereby assigns its right title and interest in the Trademarks including the goodwill contained herein to Snyderman. Snyderman hereby grants to EHC an exclusive license during the Term of the Agreement to use the Trademarks and any other marks registered by Snyderman pursuant to this Agreement. EHC acknowledges that it has no rights in the Trademarks and that nothing contained in this Agreement or in any other document shall vest any ownership rights in the Trademarks or any other marks owned by Snyderman in EHC.

     14.  Miscellaneous

          (a) Ownership and Publicity. EHC does not and may not claim any right, title or interest in or to Snyderman's name or likeness and acknowledges that all rights therein are and remain the property of Snyderman.

          (b) Insurance. Prior to the promotion or distribution of any program other than reasonable, limited test marketing, EHC shall secure a necessary and customary insurance, including a standard comprehensive general liability insurance policy providing standard product liability protection, directors and officers insurance and errors and omissions insurance, listing Snyderman as a named insured. Such insurance, shall be in a form reasonably acceptable to counsel for Snyderman and shall require the insurer to give Snyderman at least thirty (30) days prior written notice of any cancellations.

          (c) Entire Agreement. This Agreement constitutes the complete and exclusive statement of the agreement between Snyderman and EHC with respect to the subject matter herein set forth and supersedes all prior agreements by and between the parties.

          (d) Amendments. This Agreement may not be amended, altered or terminated except in writing.

          (e) This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators successors and permitted assigns.

          (f) Language. The language used in this Agreement shall be deemed to be language chosen by the parties thereto to express their mutual intent, and no rule of strict construction against any party shall apply to any term or condition thereof.

          (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

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          (h)     Termination. Upon any termination and except as provided for herein, all rights to use Snyderman's name and likeness shall terminate.

          (i) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof shall be settled by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association by a single arbitrator in a location to be agreed upon by the parties, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof and shall not be appealable.

          (j) Gender. Whenever herein the singular number is used, the same shall include the plural and the masculine gender shall include the feminine and neuter genders and vice versa, as the content may require.

          (k) Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which taken together shall constitute by one agreement.

     15. Assignment and Change of Control. Neither party may assign its rights and obligations under this Agreement without the prior written consent of the other.

IN WITNESS WHEREOF THIS AGREEMENT IS EXECUTED AS OF THE DATE FIRST WRITTEN
ABOVE.

                                       EMPOWER HEALTH CORPORATION
\s\ Nancy Snyderman                    \s\ Donald W. Hackett
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Nancy Snyderman, MD                    Donald W. Hackett
                                       President

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